Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the balance sheet of Mallinckrodt plc dated February 1, 2013, appearing in Amendment No. 5 to the Registration Statement on Form 10 of Mallinckrodt plc (Commission File No. 001-35803).

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 28, 2013